UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 6, 2011

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Part III, Item 10 of the Company’s Form 10-K for the Fiscal Year Ended September 30, 2010, states that the “information required by this Item 10 is incorporated herein by reference to the Company’s definitive 2011 Proxy Statement for the Annual Meeting of Stockholders”. A similar reference is made in the Company’s Form 10-K for the Fiscal Year Ended September 30, 2009. It is required under Item 405 of Regulation S-K, that the Company disclose any delinquent Form 3 filings under Part III, Item 10 of the Company’s Form 10-K.

On page 10 of the Company’s 2011 Definitive Proxy Statement dated February 4, 2011, under Section 16(a) Beneficial Ownership Reporting Compliance, the Company states “we are unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended September 30, 2010”. A similar statement is made on page 8 of the Company’s 2010 Definitive Proxy Statement dated February 5, 2010.

It has come to our attention that the following reporting persons were delinquent in filing the Form 3’s at the time of appointment to their respective positions and that at the time of filing of the respective 2010 and 2011 Definitive Proxy Statements, these Form 3’s remained unfiled:

Reporting Persons	Appointment	Date	Failure to File a Required Form
Al Mundy	CFO	3/4/2009	Form 3
Robert Mifflin	Interim CFO	8/10/2009	Form 3
L. Ray Adams	CFO	11/12/2009	Form 3
Larry Maingot	Interim CFO	6/25/2010	Form 3
James P. Sharp	Director	3/26/2010	Form 3

With the exception of Mr. L. Ray Adams, all Form 3’s were subsequently filed in April 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

June 6, 2011	By:	/s/ E.J. Elliott
E.J. Elliott, Chairman and Chief Executive Officer